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                                                                    EXHIBIT 10.1

DEJAVU:  Raid Defense Fee Letter 6

PERSONAL AND CONFIDENTIAL
- - - -------------------------



January 25, 1995

Mr. Stephen D. Tannen
Chief Executive Officer and President
Marietta Corporation
37 Huntington Street
Post Office Box 5250
Cortland, NY  13045


Dear Mr. Tannen:

We are pleased to confirm the arrangements under which Goldman, Sachs & Co. ("Goldman Sachs") is exclusively engaged by Marietta Corporation (the "Company") as financial advisor to the Company in reviewing financial alternatives available to the Company with respect to any acquisition proposal which has been or may be made to the Company and with respect to the possible purchase of all or a portion of the stock or assets of the Company, a Recapitalization (as hereinafter defined), a purchase by the Company of securities or assets of other companies or the sale of the Company by way of tender offer, merger or otherwise to any other party.

At your request we will also undertake a study to enable us to render our opinion as to the fairness of the financial consideration to be received by stockholders of the Company or the Company, as the case may be, in connection with the sale of the Company. The nature and scope of our investigation as well as the scope, form and substance of our opinion shall be such as we consider appropriate. If requested our opinion will be in written form.

Our compensation for the services referred to above will be as follows:

     (a) A fee of $250,000 in cash payable forthwith, which, to the extent paid, shall be creditable against any transaction fee payable under subparagraph (c) below and, except in the case described in the second sentence of subparagraph (e) below, any transaction fee payable under subparagraph (d) below.

     (b) If at least 30% of the outstanding stock of the Company is acquired by any person or group, including the Company, in one or a series of transactions by means of a tender offer or merger, private or open market purchases of stock or otherwise, or if all or substantially all of the assets of the Company are transferred, in one or a series of transactions, by way of a sale, distribution or liquidation, the Company shall pay, or cause to be paid, to us an additional fee equal to 3.75% of the aggregate value of all such transactions; it being understood, however, that such aggregate value shall be deemed to include amounts paid by the purchaser or the Company with respect to contingently issuable shares, such as shares issuable pursuant to options,
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Marietta Corporation
January 25, 1995
Page Two



            warrants and convertible securities. If in excess of 50% of the outstanding stock of the Company is acquired by any person or group, including the Company, such aggregate value shall be determined as if such acquisition were of 100% of the stock of the Company (including all contingently issuable shares).

    (c) If the Company or any other entity formed or owned in substantial part or controlled by the Company or one or more members of senior management of the Company or any employee benefit plan of the Company or any of its subsidiaries (a "Related Entity") effects a transaction or series of transactions and no fee has become payable or been paid to us with respect to any transaction or transactions pursuant to subparagraph (b) above and (i) at least 30% of the aggregate market value of the Company as of the date of this letter is transferred to the stockholders of the Company through (A) a merger with, purchase of assets by, or other combination with a Related Entity, (B) a reclassification of stock, (C) a purchase of stock, (D) a distribution of cash, securities or other assets (including, without limitation, a distribution of all or a portion of stock in one or more of its subsidiaries), (E) a plan of partial liquidation or (F) any similar transactions or combinations of the foregoing and (ii) the public stockholders of the Company retain an equity interest in the Company or, if the Company does not survive in the transactions described above, in the surviving entity (a "Recapitalization"), the Company shall pay, or cause to be paid, to us an additional fee equal to 3.75% of the aggregate value of the Recapitalizations, defined as the per share value in cash, securities and other assets received by the Company's stockholders (including shares of stock continued to be held by the Company's stockholders) times the number of shares of stock included therein; it being understood that such aggregate value shall be deemed to include amounts paid by the Company or the Related Entity with respect to contingently issuable shares, such as shares issuable pursuant to options, warrants and convertible securities.
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Marietta Corporation
January 25, 1995
Page Three




    (d) In the event that the Company acquires all or a substantial portion of the securities or assets of another company or sells, distributes or liquidates all or a substantial portion of the assets of the Company, including any pension-related assets, or sells or distributes securities of the Company, whether such distribution is made by dividend or otherwise, and no fee has become payable or been paid to us with respect to any transaction pursuant to subparagraphs (b) and (c) above, the Company shall pay, or cause to be paid, to us a fee based upon the aggregate value of such transaction pursuant to the following schedule:

                                        Aggregate
                                          Value                  Aggregate
                                     of Transaction                 Fee
                                     --------------               -------
                                     $  50 million, or less        3.75%
                                       100 million                 3.00
                                       200 million                 2.00

         For a transaction in which the aggregate value is within the range of any two values shown in the above fee schedule, the percentage fee applicable to such transaction will be pro-rated between the fee percentages applicable to such values. In the case of public offerings or private placements of securities of the Company, we will charge customary fees for such services and would expect to negotiate a separate mutually agreeable arrangement with respect thereto, but we will credit against fees payable pursuant to this sentence any amount otherwise paid under this subparagraph (d) in respect of the transaction in connection with which such securities were issued by the Company.

    (e) In the event no transaction of the type described in subparagraphs (b) or (c) is consummated by January 25, 1996, the Company shall pay, or cause to be paid, to us in cash an additional financial advisory fee of $1,250,000. In the event a transaction fee becomes payable or has been paid to us with respect to a transaction pursuant to subparagraph (d) and such transaction constitutes a combination or merger of equals involving the purchase by the Company of another company of substantially the same size (based on book value of assets and market capitalization) as the Company or involving the sale of the Company to such company, then such transaction fee, to the extent paid, shall be deducted from any additional financial advisory fee that may become payable under the preceding sentence. It is understood that if such transaction fee exceeds such additional financial advisory fee, no such additional financial advisory fee shall be payable hereunder, and no rebate shall be due the Company from us.

Any fees payable pursuant to subparagraphs (b), (c) and (d) above shall be paid to us in cash at the consummation of the particular transaction giving rise to such fee. Except as otherwise
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Marietta Corporation
January 25, 1995
Page Four



provided, the aggregate value of a transaction shall be the value of the aggregate consideration paid or received by the Company or its stockholders as the case may be. In the case of a sale or purchase of all or substantially all of the assets of the Company, or another entity, aggregate value shall include the net value of any current assets not sold.

Amounts paid into escrow and contingent payments in connection with any transaction will be included as part of the aggregate value. Fees on amounts paid into escrow will be payable upon the establishment of such escrow. If the consideration in connection with any transaction may be increased by payments related to future events, the portion of our fee relating to such contingent payments will be calculated and payable if and when such contingent payments are made. Aggregate value also shall include the aggregate amount of dividends or other distributions declared by the Company with respect to its stock after the date hereof, other than normal recurring cash dividends in amounts not materially greater than currently paid.

If any portion of the aggregate consideration is paid in the form of securities, the value of such securities, for purposes of calculating the transaction fee, will be determined by the average of the last sales prices for such securities on the five trading days ending five days prior to the consummation of the transaction. If such securities do not have an existing public trading market, the value of the securities shall be the mutually agreed upon fair market value on the day prior to the consummation of the transaction.

Anything to the contrary contained herein notwithstanding, the exercise by the shareholders of the Company of their purchase rights under the Company's Shareholders' Rights Plan, and the purchase of securities of the Company in connection therewith, shall not be deemed a transaction of the type contemplated pursuant to subparagraph (b), (c) or (d) above.

In the event that the Company becomes the subject of, or is threatened with, a contested proxy or consent solicitation by any party, Goldman Sachs shall act as the Company's exclusive financial advisor with regard to such proxy or consent solicitation. No additional fee shall be paid to us by the Company in connection therewith.

You also agree to reimburse us periodically for our reasonable out-of-pocket expenses, including the fees and disbursements of our attorneys, plus any sales, use or similar taxes (including additions to such taxes, if any) arising in connection with any matter referred to in this letter.

In order to coordinate most effectively our efforts together during the period of our engagement hereunder, neither the Company nor its management will initiate any discussions looking toward any transaction as contemplated hereby, except through Goldman Sachs. In the event the Company or its management receives an inquiry concerning any such transaction, they will promptly inform Goldman Sachs of such inquiry in order that we can assess such inquiry and assist the Company in any resulting negotiations.
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Marietta Corporation
January 25, 1995
Page Five



In connection with engagements such as this, it is our firm policy to receive indemnification. The Company agrees to the provisions with respect to our indemnity and other matters set forth in Annex A which is incorporated by reference into this letter.

Our services may be terminated by you or us at any time with or without cause effective upon receipt of written notice to that effect. We will be entitled to the fees set forth above if at any time prior to the expiration of one year after such termination a transaction of the type contemplated by subparagraph
(b), (c) or (d) is consummated and, in the case of a transaction contemplated by subparagraph (b) or (d), there was contact with the acquiring party, or any affiliate thereof, regarding such a transaction during the period of our engagement; provided, however, in the event Goldman Sachs terminates this authorization without cause, the provisions of this sentence shall not apply. Furthermore, in the event Goldman Sachs receives a financial advisory fee pursuant to subparagraph (e) above, such fee and the fee payable under subparagraph (a) (in the case of a transaction of the type contemplated by subparagraph (c) or a transaction under subparagraph (d) except in the case described in the second sentence of subparagraph (d)) shall be credited to any fee due under the preceding sentence.

Please note that any written or oral opinion or advice provided by Goldman Sachs in connection with our engagement is exclusively for the information of the Board of Directors and senior management of the Company and may not be disclosed to any third party or circulated or referred to publicly without our prior written consent.

As you know, Goldman Sachs is a full service securities firm and as such may from time to time effect transactions, for its own account or the account of customers, and hold positions in securities or options on securities of the Company and other companies which may be the subject of the engagement contemplated by this letter.

Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed copy of this letter, which shall become a binding agreement upon our receipt.

Very truly yours,                           Confirmed:




GOLDMAN, SACHS & CO.                        MARIETTA CORPORATION

                                            By:     ____________________________

                                            Date:   ____________________________

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DEJAVU:  List Annex A





Name of Client: Marietta Corporation

Date:           January 25, 1995


                                    Annex A
                                    -------

In the event that Goldman Sachs becomes involved in any capacity in any action, proceeding or investigation brought by or against any person, including stockholders of the Company, in connection with or as a result of either our engagement or any matter referred to in this letter, the Company periodically will reimburse Goldman Sachs for its legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. The Company also will indemnify and hold Goldman Sachs harmless against any and all losses, claims, damages or liabilities to any such person in connection with or as a result of either our engagement or any matter referred to in this letter, except to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of Goldman Sachs in performing the services that are the subject of this letter. If for any reason the foregoing indemnification is unavailable to Goldman Sachs or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by Goldman Sachs as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Company and its stockholders on the one hand and Goldman Sachs on the other hand in the matters contemplated by this letter as well as the relative fault of the Company and Goldman Sachs with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliate of Goldman Sachs and the partners, directors, agents, employees and controlling persons (if any), as the case may be, of Goldman Sachs and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Goldman Sachs, any such affiliate and any such person. The Company also agrees that neither Goldman Sachs nor any of such affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either our engagement or any matter referred to in this letter except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or bad faith of Goldman Sachs in performing the services that are the subject of this letter. The provisions of this Annex A shall survive any termination or completion of the engagement provided by this letter agreement and this letter agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.